UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 22, 2014

__AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

  State of Minnesota                           000-23778                     41-1729121
(State or other jurisdiction            (Commission File               (IRS Employer
          of incorporation)                        Number)                            Identification No.)

30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
 (Address of Principal Executive Offices)

(651) 227-7333
 (Registrant's telephone number, including area code)

___________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In June 2014, the Managing General Partner solicited by mail a proxy statement seeking the consent of the Limited Partners to initiate the final disposition, liquidation and distribution of all of the Partnership’s properties and assets (Proposal #1) or to continue the Partnership for an additional 60 months (Proposal #2).  In addition, the proxy statement sought the Limited Partners’ consent to amend the Partnership’s Unit repurchase plan (Proposal #3).  In order for a proposal to be approved, a majority of the 21,126.86 eligible Units must be voted in favor of the proposal.

Proposal #1:	Approval to begin selling the Partnership’s properties, followed by the Partnership’s liquidation and dissolution.

The proposal was not approved, based upon the following votes:

For	Against	Abstain
4,306.10	4,688.79	329.89

Proposal #2:	Amend the Limited Partnership Agreement to continue the Partnership’s operations for an additional 60 months.

The proposal was not approved, based upon the following votes:

For	Against	Abstain
6,344.28	2,102.48	287.39

Proposal #3:	Amend the Limited Partnership Agreement to change the Partnership’s Unit Repurchase Plan price to 95% of net asset value.

The proposal was not approved, based upon the following votes:

For	Against	Abstain
8,321.22	679.27	355.05

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP

	By:	AEI Fund Management XX, Inc.
	Its:	Managing General Partner

Date: August 1, 2014	By:	/s/ PATRICK W KEENE
Patrick W. Keene
	Its:	Chief Financial Officer